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                                                                   Exhibit 10.10

                           ADVISORY SERVICES AGREEMENT


          THIS ADVISORY SERVICES AGREEMENT (this "Agreement") is entered into as of June 26, 1998, by and between DMAC ACQUISITION CORP., a Delaware corporation (the "Company") and MDC MANAGEMENT COMPANY IV, LLC, a California limited liability company ("MDC").

          A. Contemporaneously with the execution of this Agreement, certain affiliates of MDC will acquire general control of the Company.

          B. Execution and delivery of this agreement is a condition precedent to consummation of the foregoing described transactions.

          NOW, THEREFORE, in consideration of the mutual promises of the parties hereinafter set forth, MDC and the Company hereto agree as follows:

          1. Retention as Advisor. Subject to each of the terms, conditions and provisions of this Agreement, the Company hereby retains MDC to perform, and MDC hereby agrees to perform, those financial, advisory and managerial functions set forth in Section 4 of this Agreement.

          2. Term.

          2.1. Subject to the provisions for termination set forth herein, this Agreement shall be effective as of the date hereof and expire on the fifth anniversary of the date hereof; provided, however, that this Agreement shall be renewable automatically annually for one-year terms unless MDC receives notice of the termination prior to the renewal date.

          2.2. The Company, by written notice to MDC, authorized by a majority of the directors other than those who are representatives of MDC, may terminate this Agreement for justifiable cause, which shall mean any of the following events: (i) material breach by MDC of any of its obligations hereunder; (ii) misappropriation by MDC of funds or property of the Company or other willful breach in the course of the consultantcy; or (iii) gross neglect by MDC in the fulfillment of its obligations hereunder.

          2.3. MDC, by thirty (30) days prior written notice to the Company, may terminate this Agreement at any time.

          3. Change of Control Payment. Notwithstanding any other provision herein, upon the occurrence of a Change of Control (as such term is hereinafter defined), this Agreement shall terminate and all amounts, which but for such termination would otherwise have become due and payable to MDC during the remaining term of this Agreement (in the case of the annual fee under Section 4.2, based upon the annual fee than in existence) shall become due and

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payable by the Company on the effective date of such termination. For purposes of this Section, a "Change of Control" shall be defined as (i) a stock sale, merger, consolidation, combination, reorganization or other transaction resulting in more than fifty percent (50%) of the combined voting power of the surviving or resulting entity being owned, directly or indirectly by persons other than the stockholders of the Company immediately prior to any such transaction (other than in connection with a public offering of common stock of the Company pursuant to a registration statement declared effective under the Securities Act), or (ii) the liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets or business of the Company

          4. Compensation.

          4.1. For services rendered in connection with the acquisition of the Company, the Company shall pay to MDC a transaction fee equal to $9,900,000, payable upon the execution and delivery of this Agreement.

          4.2. As compensation to MDC for its management and advisory services to the Company under this Agreement, the Company agrees to pay to MDC an annual fee equal to the greater of (i) $550,000 per annum and (ii) 1.06% of the pro forma EBITDA of the Company for the immediately preceding fiscal year (such EBITDA to be calculated without any deduction in respect of the annual fee payable to MDC in respect of such fiscal year); it being understood that prior to the fiscal year commencing January 1, 1999 the annual fee payable to MDC pursuant to this Agreement shall be $550,000 multiplied by a fraction, the numerator of which shall be the number of days in the period beginning on the date hereof and ending on and including December 31, 1998, and the denominator of which shall be 360. From and after January 1, 1999, such fee shall be recalculated at the beginning of each fiscal year of the Company in accordance with the immediately preceding sentence; provided that in no event shall the annual fee exceed $1,000,000 in any year. Such fee shall be payable in advance (a) on the date hereof for the period from the date hereof through September 30, 1998, and (b) thereafter in quarterly installments, on or before the first day of January, April, July and October, which payment shall be prorated for the actual number of days in such fiscal quarter that this Agreement is in effect.

          4.3. From time to time, the Company may request MDC to provide significant additional services, such as in connection with a major acquisition, debt restructuring or an initial public offering. MDC will be entitled to receive additional compensation for such services. The Company and MDC agree to negotiate in good faith concerning the scope and compensation for such additional services, based upon compensation customarily received by independent investment banking firms for providing similar assistance. Any agreement regarding additional compensation shall be in writing and signed by MDC and the Company.

          4.4. The Company agrees to pay actual and direct out-of-pocket expenses (including, but not limited to, reasonable fees and disbursements of attorneys, accountants and other professionals and consultants retained by MDC in connection with the services provided hereunder) incurred by MDC and its personnel in performing services hereunder to the Company and its subsidiaries which shall be reimbursed to it by the Company upon MDC's rendering of an

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invoice statement therefor together with such supporting data as the Company reasonably shall require.

          4.5. Notwithstanding any other provision of this Section, the Company shall not be required to pay any of the foregoing fees, or make the foregoing reimbursements, if and to the extent such is payment expressly prohibited by the provisions of any credit, stock, financing or other agreements or instruments binding upon the Company, its subsidiaries or their properties; provided, however, that if, as a result of the operation of such prohibitions, nonpayments or postponements, payments otherwise owed hereunder are not made, such payments shall not be canceled but rather shall accrue, and shall be payable by the Company promptly when, and to the extent, that the Company is no longer prohibited from making such payments.

          5. Duties as Advisor.

          MDC's duties as a financial and management advisor to the Company under the provisions of this Agreement shall include providing services in obtaining equity, debt, lease and acquisition financing, as well as providing other financial, advisory and consulting services for the operation and growth of the Company at any time during the term of this Agreement (the "Services"). Such Services shall be rendered upon the reasonable request of the Company. MDC shall devote as much time as reasonably necessary to the affairs of the Company.

          6. Decisions.

          The Company reserves the right to make all decisions with regard to any matter upon which MDC has rendered its advice and consultation, and there shall be no liability to MDC for any such advice accepted by the Company pursuant to the provisions of this Agreement.

          7. Authority of Advisor.

          MDC shall have authority only to act as a consultant and advisor to the Company. MDC shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company. Nothing contained herein shall be interpreted as restricting, modifying or waiving the rights, privileges or obligations of MDC or any of its affiliates as a shareholder, director or officer of the Company.

          8. Independent Contractor.

          Except as may be expressly provided elsewhere in this Agreement, MDC shall act as an independent contractor and shall have complete charge of its personnel engaged in the performance of the Services.

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          9. Books and Records.

          MDC's books and records with respect to the Services ("Books and Records") shall be kept at MDC's office located at 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, California 94025. The Books and Records shall be kept in accordance with recognized accounting principles and practices, consistently applied, and shall be made available for the Company or the Company's representatives' inspection and copying at all times during regular office hours. MDC shall not be required to maintain the Books and Records for more than three (3) years after termination of this Agreement.

          10. Confidential Information.

          The parties acknowledge that during the course of provision of the Services, the Company may disclose information to MDC or its affiliated companies. MDC shall treat such information as the Company's confidential property and safeguard and keep secret all such information about the Company, including reports and records, customer lists, trade lists, trade practices, and prices pertaining to the Company's business coming to the attention or knowledge of MDC because of any activities conducted by MDC under or pursuant to this Agreement; provided, however, that nothing contained herein shall be construed as prohibiting MDC from disclosing information regarding the Company to its investors and other affiliates as MDC may deem necessary, advisable or convenient.

          11. Notices and Communications.

          11.1. All communications relating to the day-to-day activities necessary to render the Services shall be exchanged between the respective representatives of the Company and MDC, who will be designated by the parties promptly upon commencement of the Services.

          11.2. All other notices, demands, and communications required or permitted hereunder shall be in writing and shall be delivered personally to the respective representatives of the Company and MDC set forth below or shall be mailed by registered mail, postage prepaid, return receipt requested. Notices, demands and communications hereunder shall be effective:
(i) if delivered personally, on delivery; or (ii) if mailed, forty-eight (48) hours after deposit thereof in the United States mail addressed to the party to whom such notice, demand, or communication is given. Until changed by written notice, all such notices, demands and communications shall be addressed as follows:

     If to the Company:     DMAC Acquisition Corp.
                            5775 Peachtree Dunwoody Road
                            Suite C-150
                            Atlanta, Georgia 30342
                            Attn: Chief Financial Officer

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     If to MDC:             McCown De Leeuw & Co.
                            65 East 55th Street
                            36th Floor
                            New York, New York  10022
                            Attn:  David E. King

                               and

                            McCown De Leeuw & Co.
                            3000 Sand Hill Road
                            Building 3, Suite 290
                            Menlo Park, California 94025
                            Attn: Steven A. Zuckerman

     With copies to:        White & Case
                            1155 Avenue of the Americas
                            New York, New York  10036
                            Attn:  Frank L. Schiff

          12. Assignments.

          MDC shall not assign this Agreement in whole or in part without the prior written consent of the Company; provided, however, that such consent shall not be unreasonably withheld with respect to assignments to MDC's affiliates or wholly-owned subsidiaries.

          Subject to the foregoing, all the terms and conditions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

          13. Limitation of Liability; Indemnity.

          MDC shall have no liability to the Company on account of any advice which it rendered to the Company provided MDC believed in good faith that such advice was useful or beneficial to the Company at the time it was rendered. The Company will indemnify and hold harmless MDC and its affiliates, and each of their respective directors, officers, partners, principals, employees, agents and representatives, from and against any actual or threatened claims, lawsuits, actions or liabilities (including the fees and expenses of counsel and other litigation costs) of any kind or nature, arising as a result of or in connection with this Agreement and their services, activities and decisions hereunder, except that the Company will not be obligated to so indemnify any indemnified party if, and to the extent that, such claims, lawsuits, actions or liabilities against such indemnified party directly result from the gross negligence or willful misconduct of such indemnified party as admitted in any settlement by such indemnified party or held in any final, non-appealable judicial or administrative decision. In connection with such indemnification, the Company will promptly remit or pay to MDC any amounts which

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MDC certifies to the Company in writing are payable to MDC or other indemnified parties hereunder.

          14. Applicable Law and Severability.

          This document shall, in all respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any contrary present or future statute, law, ordinance or regulation, the latter shall prevail, but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

          15. Further Assurances.

          Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

          16. Attorneys' Fees and Costs.

          The prevailing party in any proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorneys' fees, costs and disbursements incurred in connection with such proceeding, including but not limited to the reasonable costs of experts, accountants and consultants and all other reasonable costs and services related to the proceeding, including those incurred in any appeal, jointly and severally, from the nonprevailing party or parties.

          17. Time of the Essence.

          Time is of the essence of this Agreement and all the terms, provisions, covenants and conditions hereof.

          18. Captions.

          The captions appearing at the commencement of the Sections hereof are descriptive only and for convenience and reference. Should there be any conflicts between any such caption and the Section at the head of which it appears, the Section and not such caption shall control and govern in the construction of this document.

          19. Modifications or Amendments.

          No amendment, change or modification of this document shall be valid unless it is in writing and signed by all the parties hereto and expressly states that it is an amendment, change or modification of this Agreement is intended.

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          20. Separate Counterparts.

          This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and be one and the same.

          21. Entire Agreement.

          This Agreement shall constitute the entire understanding and agreement between the parties hereto and shall supersede the Amended and Restated Advisory Services Agreement, dated as of June 28, 1996 by and between AmeriComm Direct Marketing, Inc. (formerly National Fiberstok Corporation), MDC Management Company II, L.P. and MDC Management Company, and any and all letters of intent, whether written or oral, pertaining to the subject matter of this Agreement.


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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the date first appearing above.



                                  DMAC ACQUISITION CORP.

                                  By: /s/ James Wu
                                     ------------------------------------------
                                     Name:  James Wu
                                     Title: Assistant Secretary


                                  MDC MANAGEMENT COMPANY IV,
                                    LLC, a California limited liability company

                                  By: /s/ Tyler T. Zachem
                                     ------------------------------------------
                                     Name: Tyler T. Zachem
                                     Title:Member



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